EXHIBIT 99.1

                PRG-Schultz Announces Third-Quarter 2005 Results

                  Reports Progress in Financial Restructuring

ATLANTA--(BUSINESS WIRE)--Nov. 9, 2005--PRG-Schultz International, Inc. (Nasdaq:
PRGX - News), the world's largest recovery audit firm, today announced financial results for the third quarter 2005. In addition, the company provided a progress update on the financial restructuring process that was initiated during the quarter.

Revenues were $67.7 million, down 20.5% compared to $85.1 million for the third quarter of 2004. Net loss for the quarter was ($20.8) million, or ($0.34) per diluted share, compared to net earnings of $0.5 million, or $0.01 per diluted share for the third quarter of 2004. The quarter's results included a charge of $7.9 million, or $0.13 per share, associated with a major expense restructuring that was initiated during the quarter. Earnings (loss) before interest, taxes, depreciation and amortization (EBITDA) were ($14.6) million compared to $6.6 million for the third quarter of 2004. EBITDA for the quarter was also reduced by the $7.9 million restructuring charge.

A number of significant actions were taken by the company during the quarter with the objectives of improving operating results and strengthening the company's financial health. James B. McCurry was appointed President and Chief Executive Officer, effective July 25, 2005, replacing John M. Cook, who retired as Chairman and Chief Executive Officer. Management initiated a major expense restructuring that is expected to provide annualized savings of approximately $42 million. The company also began a process to obtain additional financing, improve its liquidity and strengthen its balance sheet. It retained the investment banking firm Rothschild, Inc. to advise it during the process.

"We have acted rapidly to turn the company's financial performance around and to provide a financial structure that provides the resources and time needed for the turnaround to be successful," said James B. McCurry, PRG-Schultz's President and Chief Executive Officer. "We are bringing expenses into alignment with the size and nature of our business in order to restore our operating profits, and we are focusing our organizational resources on our most important clients and most promising new audit services in order to stabilize our revenue."

Third Quarter 2005 Operating Results

Revenues from Accounts Payable Services were $58.0 million for the quarter, down 23.3% from $75.6 million during the same quarter last year. Revenues from Meridian VAT Reclaim increased to $9.7 million, compared to $9.5 million a year ago.

Within Accounts Payable Services, revenues from U.S. operations declined 31.8% to $34.7 million compared to $50.9 million in the same quarter of 2004. Revenues from international operations were $23.3 million, down 5.9% compared to $24.8 million in the third quarter of 2004. Within international operations, revenue increases in Canada and Latin America were more than offset by a revenue decline in the United Kingdom.

Cost of revenue (COR) for Accounts Payable Services was 75.0% of revenues for the third quarter of 2005 compared to 64.0% of revenues in the third quarter of the prior year.

Total selling, general and administrative expenses (S,G&A) were 41.3% of revenues, compared to 33.4% of revenues for the same period last year. The higher costs and expenses as a percentage of sales compared to last year resulted from the fact that the 20.5% decline in revenues was not accompanied by a commensurate reduction in either COR or S,G&A. Management initiated a major expense reduction program during the quarter that is expected to provide annualized savings of approximately $42 million.

Meridian revenues for the third quarter of 2005 increased $0.2 million, to $9.7 million, compared to the same quarter a year ago. Cost of revenue for Meridian was 68.0% of revenue compared to 61.8% for the prior year quarter.

Cash Flow and Capital Expenditures

Net cash used in operating activities for the third quarter of 2005 was ($1.5) million, compared to ($1.1) million in the third quarter of 2004. Net borrowings on the company's bank credit facility were down slightly to $12.4 million at September 30, 2005, compared to $12.5 million at the end of the second quarter. Capital expenditures totaled approximately $1.5 million for the third quarter of 2005, compared to $1.9 million in the same period last year.

Bank Credit Facility and Convertible Notes

The company has a bank credit facility with Bank of America that offers total potential availability of $30 million, limited by the company's accounts receivable balance. The facility currently has maximum borrowing capacity of about $21 million. With $12.4 million borrowed under the facility, including $0.4 million in the form of a letter of credit, the company had $8.0 million available under the facility as of September 30, 2005.

The company also has $125 million principal amount of convertible notes outstanding. Although the company currently has borrowing capacity under its credit facility, it projects that it will be unable to make the $3.0 million interest payment to the convertible note holders that is due November 28, 2005. In addition, the company's financial performance during the third quarter did not meet several financial covenants in its credit facility. The company is addressing these problems. It has entered into a forbearance agreement with its bank that, among other things, provides that the bank will not exercise certain of its rights and remedies as a result of the financial covenant defaults and certain additional technical defaults and allows the company continued use of the credit facility provided that the company obtains financing sufficient to retire the credit facility. The forbearance agreement expires no sooner than December 23, 2005 and no later than March 31, 2006 (subject to terms and conditions as described in the company's Form 10-Q for the third quarter ended September 30, 2005 as filed with the SEC today). The company has also initiated a process to obtain additional financing and to restructure its financial obligations.

Restructuring of Financial Obligations

In order to facilitate the process of obtaining additional financing, improving the company's liquidity and strengthening its balance sheet, the company retained Rothschild, Inc. to advise the company in evaluating its financial alternatives. As a part of this process, the company's Board of Directors has now formed a special committee to oversee the financial restructuring. In addition, an ad hoc committee of convertible note holders was recently organized to negotiate the terms of a potential restructuring of the company's 4 3/4% convertible notes due November 26, 2006.

On November 7, Peter Limeri joined the company's executive team in the role of Chief Restructuring Officer. Mr. Limeri most recently served as Chief Financial Officer and Chief Operating Officer at Nationwide Furniture Inc., a portfolio company of Sun Capital Partners. Prior to that he served as Chief Financial Officer of Anderson Press, Inc. which experienced a significant business turnaround during his tenure. Before joining Anderson, he served as Vice President-Finance of Cluett American where he was part of the team that led the company's financial restructuring and business turnaround. "We are extremely pleased to have someone with Pete's hands-on business turnaround experience join our team," said McCurry. "His years of successful experience at transforming and rejuvenating companies will be of tremendous value to the turnaround already in progress at PRG-Schultz."

About PRG-Schultz International, Inc.

Headquartered in Atlanta, PRG-Schultz International, Inc. (PRG) is the world's leading profit improvement firm, providing clients throughout the world with insightful value to optimize and expertly manage their business transactions. Using proprietary software and expert audit methodologies, PRG industry specialists review client purchases and payment information to identify and recover overpayments.

Non-GAAP Financial Measures

Included in this press release are certain "non-GAAP financial measures," which are measures of the company's historical or estimated future performance that are different from measures calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules, the company believes are useful to investors. EBITDA represents consolidated earnings (loss) before interest expense, income taxes, depreciation and amortization. The company believes EBITDA provides useful information to investors about the company's financial condition and results of operations because EBITDA is helpful for evaluating the company's performance. The company also believes that the rating agencies and a number of lenders use EBITDA for those purposes and a number of restrictive covenants related to the company's credit facility use measures similar to EBITDA used in this release. Schedule 6 provides a reconciliation of net earnings (loss) to EBITDA.

Forward Looking Statements

Statements made in this news release that look forward in time, including statements regarding the company's need for and ability to obtain future financing, anticipated future expense savings, the ability to negotiate successfully with its convertible note holders, the ability to improve the company's financial performance, liquidity and strengthen its balance sheet, and the ability to restore the company's profitability and stabilize revenue, involve risks and uncertainties and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such risks and uncertainties include the following: risks involved in any contract negotiation in addition to risks associated with reversing decreasing revenue and cash flow trends. Should the company be unable to obtain alternate sources of financing, the company may be unable to pay its debts as they come due or fund its operations. Should the company be unable to make scheduled interest payments on its $125 million outstanding convertible notes within the grace periods provided, the trustee or holders of the notes could accelerate payment of the notes. Negotiations with the noteholders are subject to the risks facing all contract negotiations, including the possibility that the parties will be unable to reach an agreement. If the company is unable to refinance the notes, it would be not be able to pay the accelerated amounts due without substantial additional financing, and the likelihood of obtaining such additional financing in the near future is remote. Furthermore, the company believes it is likely that it will need additional financing before year-end. There is no guarantee that the company will be able to raise additional financing on acceptable terms, if at all. Anticipated future expense savings may not be realized as anticipated or could have unexpected adverse effects on the company's revenue stream. For a discussion of other risk factors that may be impact the company's business, please see our Securities and Exchange Commission filings, including the company's Form 10-K as filed with the Securities and Exchange Commission on March 16, 2005 and Form 10-Qs as filed May 10, 2005 and August 9, 2005. The company disclaims any obligation or duty to update or modify these forward-looking statements.


                                                                     SCHEDULE 1
                                                   PRG-Schultz International, Inc. and Subsidiaries
                                                   Condensed Consolidated Statements of Operations
                                                   (Amounts in thousands, except per share data)
                                                                     (Unaudited)

                                                           Three Months                         Nine Months
                                                       Ended September 30,                  Ended September 30,
                                                       -------------------                  -------------------
                                                          2005      2004                        2005      2004
                                                       ---------- --------                  --------- ---------

Revenues                                                $67,708   $85,137                    $224,793  $263,192
Cost of revenues                                         50,096    54,249                     153,405   168,372
Selling, general and
 administrative expenses                                 27,944    28,425                      88,157    94,875
Restructuring expenses                                    7,922         0                       7,922         0
                                                       ---------- --------                  --------- ---------

   Operating income (loss)                              (18,254)    2,463                     (24,691)      (55)

Interest expense                                         (2,249)   (2,253)                     (6,369)   (6,793)
Interest income                                             160       120                         409       416
                                                       ---------- --------                  --------- ---------

   Earning (loss) from
    continuing operations
    before income taxes and
    discontinued operations                             (20,343)      330                     (30,651)   (6,432)

Income tax                                                  715       125                       1,814    (2,445)
                                                       ---------- --------                  --------- ---------

   Earnings (loss) from
    continuing operations
    before discontinued
    operations                                          (21,058)      205                     (32,465)   (3,987)

Discontinued operations:
   Gain on disposal of
    discontinued operations
    including operating
    results for phase-out
    period, net of income
    taxes                                                   260       260                         479     7,349
                                                       ---------- --------                  --------- ---------

        Net earnings (loss)                            $(20,798)     $465                    $(31,986)   $3,362
                                                       ========== ========                  ========= =========

Basic earnings (loss) per
 share:
   Loss from continuing
    operations before
    discontinued operations                              $(0.34)    $0.00                      $(0.52)   $(0.07)
   Discontinued operations                                    -      0.01                           -      0.12
                                                       ---------- --------                  --------- ---------
        Net earnings (loss)                              $(0.34)    $0.01                      $(0.52)    $0.05
                                                       ========== ========                  ========= =========

Diluted earnings (loss) per
 share:
   Loss from continuing
    operations before
    discontinued operations                              $(0.34)    $0.00                      $(0.52)   $(0.07)
   Discontinued operations                                    -      0.01                           -      0.12
                                                       ---------- --------                  --------- ---------
        Net earnings (loss)                              $(0.34)    $0.01                      $(0.52)    $0.05
                                                       ========== ========                  ========= =========

Weighted average shares
 outstanding:
   Basic                                                 62,029    61,808                      62,001    61,734
                                                       ========== ========                  ========= =========
   Diluted                                               62,029    62,108                      62,001    61,734
                                                       ========== ========                  ========= =========

                                                                     SCHEDULE 2
                                                      PRG-Schultz International, Inc. and Subsidiaries
                                                      Condensed Consolidated Balance Sheets
                                                                   (Amounts in thousands)
                                                                          (Unaudited)

                                                                 September 30,               December 31,
                                                                      2005                       2004
                                                                 --------------              ------------
   ASSETS
Current assets:
  Cash and cash equivalents                                            $9,988                   $12,596
  Restricted cash                                                       3,369                       120
  Receivables:
     Contract receivables                                              38,843                    59,745
     Employee advances and miscellaneous
      receivables                                                       3,130                     3,490
                                                                 --------------              ------------
         Total receivables                                             41,973                    63,235
                                                                 --------------              ------------
  Funds held for client obligations                                    21,193                    30,920
  Prepaid expenses and other current
   assets                                                               5,361                     4,129
  Deferred income taxes                                                 1,951                     1,951
                                                                 --------------              ------------
        Total current assets                                           83,835                   112,951
Property and equipment                                                 20,719                    26,473
Goodwill                                                              170,642                   170,684
Intangible assets                                                      29,193                    30,232
Other assets                                                            3,420                     3,827
                                                                 --------------              ------------
         Total assets                                                $307,809                  $344,167
                                                                 ==============              ============


                     LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Bank credit facility                                                $12,400                        $-
  Obligation for client payables                                       21,193                    30,920
  Accounts payable and accrued expenses                                21,934                    26,626
  Accrued payroll and related expenses                                 41,482                    41,791
  Deferred revenue                                                      3,423                     6,466
  Convertible notes, net of unamortized
   discount of $1,157                                                 123,843                         -
                                                                 --------------              ------------
        Total current liabilities                                     224,275                   105,803
Convertible notes, net of unamortized
 discount of $1,714                                                         -                   123,286
Deferred compensation                                                   1,447                     2,195
Deferred income taxes                                                   4,201                     4,201
Other long-term liabilities                                             4,678                     5,098
                                                                 --------------              ------------
        Total liabilities                                             234,601                   240,583
                                                                 --------------              ------------
Shareholders' equity:
  Preferred stock                                                           -                         -
  Common stock                                                             68                        68
  Additional paid-in capital                                          495,275                   493,532
  Accumulated deficit                                                (374,965)                 (342,979)
  Accumulated other comprehensive income                                2,340                     1,740
  Less treasury stock at cost                                         (48,710)                  (48,710)
  Unearned portion of restricted stock                                   (800)                      (67)
                                                                 --------------              ------------
        Total shareholders' equity                                     73,208                   103,584
                                                                 --------------              ------------
         Total liabilities and
          shareholders' equity                                       $307,809                  $344,167
                                                                 ==============              ============

                                                                          SCHEDULE 3
                                                       PRG-Schultz International, Inc. and Subsidiaries
                                                       Condensed Consolidated Statements of Cash Flows
                                                                   (Amounts in thousands)
                                                                          (Unaudited)


                                                                                 Nine Months Ended
                                                                                   September 30,
                                                                          ---------------------------------
                                                                             2005                    2004
                                                                          ---------                --------

Cash flows from operating activities:
   Net earnings(loss)                                                     $(31,986)                 $3,362
   Gain on disposal of discontinued operations                                (479)                 (7,349)
                                                                          ---------                --------
  Loss from continuing operations                                          (32,465)                 (3,987)

   Adjustments to reconcile loss from continuing
    operations to net cash provided by operating
    activities:
    Depreciation and amortization                                           12,198                  13,374
    Restricted stock compensation expense                                      279                     (23)
    Gain on sale of property and equipment                                       -                     161
    Deferred compensation expense                                             (748)                   (558)
    Deferred income taxes                                                        -                  (5,542)
    Income tax benefit (effect) relating to stock
     option exercises                                                          (41)                     11
    Changes in operating assets and liabilities:
        Restricted cash                                                     (3,243)                   (217)
        Receivables                                                         20,392                   2,486
        Prepaid expenses and other current assets                           (1,327)                 (1,203)
        Other assets                                                          (549)                   (131)
        Accounts payable and accrued expenses                               (3,023)                 (4,550)
        Accrued payroll and related expenses                                   723                     916
        Deferred revenue                                                    (2,414)                    348
        Other long-term liabilities                                           (420)                    397
                                                                          ---------                --------
            Net cash provided by (used in)
             operating activities                                          (10,638)                  1,482
                                                                          ---------                --------

Cash flows from investing activities:
   Purchase of property and equipment, net of sale
    proceeds                                                                (5,058)                 (9,294)
   Proceeds from sale of certain discontinued
    operations                                                                   -                  19,116
                                                                          ---------                --------
            Net cash provided by (used in)
             investing activities                                           (5,058)                  9,822
                                                                          ---------                --------

Cash flows from financing activities:
   Net borrowing( repayments) of debt                                       12,400                 (23,700)
   Payments for issuance costs on convertible
    notes                                                                        -                     (21)
   Net proceeds from common stock issuances                                    772                     767
                                                                          ---------                --------
            Net cash provided by (used in)
             financing activities                                           13,172                 (22,954)
                                                                          ---------                --------
Net cash (used in) provided by discontinued
 operations                                                                    487                  (1,146)
Effect of exchange rate changes on cash and cash
 equivalents                                                                  (571)                   (127)
                                                                          ---------                --------
            Net change in cash and cash
             equivalents                                                    (2,608)                (12,923)
Cash and cash equivalents at beginning of period                            12,596                  26,658
                                                                          ---------                --------
Cash and cash equivalents at end of period                                  $9,988                 $13,735
                                                                          =========                ========

                                                                       SCHEDULE 4
                                                    PRG-Schultz International, Inc. and Subsidiaries
                                            Summary Operating Segment Results from Continuing Operations
                                                                      (Unaudited)

                                                              Three Months Ended September 30,
                                                       (Amounts in thousands, except per share data)

                                                                   2005                           2004
                                                       ---------------------------     -------------------------
                                                             $            % Rev.            $           % Rev.
                                                       --------------  -----------     ------------  -----------
Accounts Payable Services
-------------------------
Revenues                                                    $57,968                       $75,625
Operating income loss                                       ($4,028)        -6.9%         $11,493         15.2%
                                                       --------------  -----------     ------------  -----------
Meridian VAT Reclaim
--------------------
Revenues                                                     $9,740                        $9,512
Operating income                                             $1,065         10.9%          $1,979         20.8%
                                                       --------------  -----------     ------------  -----------
Corporate Support
-----------------
Operating loss                                             ($15,291)       -22.6%        ($11,009)       -12.9%
                                                       --------------  -----------     ------------  -----------
Total
-----
Revenues                                                    $67,708                       $85,137
Operating income (loss)                                    ($18,254)       -27.0%          $2,463          2.9%


Earnings (loss) from continuing
 operations                                                ($21,058)       -31.1%            $205          0.2%

Diluted loss per share from
 continuing operations                                       $(0.34)                        $0.00

Diluted shares                                               62,029                        62,108
                                                       --------------  -----------     ------------  -----------


Notes:
Corporate Support Operating Loss % shown as a % of Total Revenues

Loss from Continuing Operations and Diluted Loss Per Share from
Continuing Operations are prior to Earnings from Discontinued
Operations.

                                                                 SCHEDULE 5
                                               PRG-Schultz International, Inc. and Subsidiaries
                                        Summary Operating Segment Results from Continuing Operations
                                                                Unaudited)

                                                             Nine Months Ended September 30,
                                                    (Amounts in thousands, except per share data)
                                                    ----------------------------------------------
                                                              2005                         2004
                                                    -----------------------      -----------------------
                                                         $          % Rev.             $         % Rev.
                                                    ------------   --------      ------------  ---------
Accounts Payable Services
-------------------------
Revenues                                               $192,436                     $231,460
Operating income                                         $6,352        3.3%          $29,853      12.9%
                                                    ------------   --------      ------------  ---------
Meridian VAT Reclaim
--------------------
Revenues                                                $32,357                      $31,732
Operating income                                         $6,982       21.6%           $8,026      25.3%
                                                    ------------   --------      ------------  ---------
Corporate Support
-----------------
Operating loss                                         ($38,025)     -16.9%         ($37,934)    -14.4%
                                                    ------------   --------      ------------  ---------
Total
-----
Revenues                                               $224,793                     $263,192
Operating loss                                         ($24,691)     -11.0%             ($55)      0.0%


Loss from continuing operations                        ($32,465)     -14.4%          ($3,987)     -1.5%

Diluted loss per share from
 continuing operations                                   $(0.52)                      $(0.07)

Diluted shares                                           62,001                       61,734
                                                    ------------   --------      ------------  ---------




Notes:
Corporate Support Operating Loss % shown as a % of Total Revenues

Loss from Continuing Operations and Diluted Loss Per Share from
Continuing Operations are prior to Earnings from Discontinued
Operations.

                                                                         SCHEDULE 6
                                                      PRG-Schultz International, Inc. and Subsidiaries
                                                     Reconciliation of Net Earnings (Loss) to EBITDA
                                                                 (Amounts in thousands)
                                                                       (Unaudited)

                                                                      Three Months                     Nine Months
                                                                   Ended September 30,                Ended September 30,
                                                                 -----------------------            -----------------------
                                                                    2005          2004                 2005          2004
                                                                 ----------     --------            ---------      ---------
Reconciliation of net loss to
 EBITDA:
-------------------------------

  Net earnings (loss)                                             $(20,798)        $465             $(31,986)        $3,362

  Adjust for:
  Earnings from discontinued
   operations                                                          260          260                  479          7,349
                                                                 ----------     --------            ---------      ---------

  Earnings (loss) from
   continuing operations                                           (21,058)         205              (32,465)        (3,987)

  Adjust for:
  Income taxes                                                         715          125                1,814         (2,445)
  Interest                                                           2,089        2,133                5,960          6,377
  Depreciation and amortization                                      3,613        4,093               11,362         11,934
                                                                 ----------     --------            ---------      ---------

  EBITDA                                                          $(14,641)      $6,556             $(13,329)       $11,879
                                                                 ==========     ========            =========      =========

  Total revenues                                                   $67,708      $85,137             $224,793       $263,192

  EBITDA as % of Revenues                                            -21.6%         7.7%                -5.9%           4.5%



In this press release, the Company has provided a financial measure, EBITDA, defined as earnings from continuing operations before taxes, interest, depreciation and amortization disclosed herein. EBITDA is considered a 'non-GAAP' financial measure within the meaning of Regulation G and may not be similar to EBITDA measures employed by other companies. EBITDA is presented solely as a supplemental disclosure because management believes it to be an effective measure of the operating performance of the Company's core business activities. EBITDA is not provided as a measure of liquidity and should not be viewed as such. EBITDA should not be considered in isolation of, or as a substitute for, other measures for determining operating performance that are calculated in accordance with GAAP. This schedule provides a reconciliation of net earnings (loss) to EBITDA in accordance with Securities and Exchange Commission guidance.

                                                                                   SCHEDULE 7
                                                             PRG-Schultz International, Inc. and Subsidiaries
                                                     Reconciliation of Total Revenues and Cost of Revenues
                                                                             (Amounts in thousands)
                                                                                     (Unaudited)

                                                                  Three Months                  Nine Months
                                                             Ended September 30,            Ended September 30,
                                                         ---------------------------   ------------------------------
                                                             2005           2004            2005           2004
                                                         ------------  -------------   --------------  --------------
Revenues:
  U.S. Accounts Payable
   Services                                                 $34,664        $50,864         $117,107        $150,247
  International Accounts
   Payable Services                                          23,304         24,761           75,329          81,212
  Meridian VAT Reclaim                                        9,740          9,512           32,357          31,733
                                                         ------------  -------------   --------------  --------------

  Total revenues                                            $67,708        $85,137         $224,793        $263,192
                                                         ============  =============   ==============  ===============

Cost of revenues:
  U.S. Accounts Payable
   Services                                                 $25,156        $29,914          $76,197         $91,841
  International Accounts
   Payable Services                                          18,312         18,459           56,990          58,185
  Meridian VAT Reclaim                                        6,628          5,876           20,218          18,346
                                                         ------------  -------------   --------------  --------------

  Total cost of revenues                                    $50,096        $54,249         $153,405        $168,372
                                                         ============  =============   ==============  ===============
Cost of revenues as a
 percentage of revenue:
  U.S. Accounts Payable
   Services                                                    72.6%          58.8%            65.1%           61.1%
  International Accounts
   Payable Services                                            78.6%          74.5%            75.7%           71.6%
  Meridian VAT Reclaim                                         68.0%          61.8%            62.5%           57.8%
                                                         ------------  -------------   --------------  --------------
  Total cost of revenues as a
   percentage of total revenue                                 74.0%          63.7%            68.2%           64.0%
                                                         ============  =============   ==============  ===============


Contact:
PRG-Schultz International, Inc.
James E. Moylan, Jr., 770-779-6605